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                                                                     Exhibit 3.7

                             CERTIFICATE OF AMENDED
                                  AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             PSS INVESTMENT II, INC.

         Pursuant to Title 7, Chapter 78 of the Nevada Revised Statutes and the provisions of Section 78.390 of the Nevada Revised Statutes, the undersigned corporation (the "Corporation"), originally incorporated under the name of PSS Investment II, Inc., on September 15, 1992, pursuant to a resolution adopted by its sole shareholder as of September 18, 1998, such shareholder owning 100% of the shares of the Corporation's common stock, which represents all of the Corporation's issued and outstanding stock as of the date hereof, hereby executes this Amended and Restated Articles of Incorporation.

         FIRST: The name of the corporation is Payless ShoeSource Finance, Inc.

         SECOND: The principal office of the corporation within the State of Nevada is to be located c/o CSC Services of Nevada, Inc., 502 East John Street, Town of Carson City 89706.

         THIRD: The corporation designates The Corporation Trust Company of Nevada as its registered agent for the purpose of accepting service of process on behalf of the corporation in the State of Nevada. The address of the registered agent is 502 East John Street, Town of Carson City, Nevada, 89706.

         FOURTH: The purpose of the corporation is to engage in any lawful act or activity, subject to expressed limitations, if any, for which corporations may be organized under the Law.

         FIFTH: The total number of shares of stock which the corporation shall have authority to issue is 100 shares and the par value of each of such shares shall be $1.00. All such shares shall be of one class and shall be designated as Common Stock. All of the 100 authorized shares of Common Stock, $1.00 par, shall be issued.

         SIXTH: The governing board of the corporation shall be styled as a "Board of Directors," and any member of said Board of Directors shall be styled as a "Director." The number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation.

         SEVENTH: The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay corporate debts.


         EIGHTH: The name and mailing address of the sole incorporator is as follows:
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                       Ullrich E. Porzig
                       3231 East 6th Street
                       Topeka, Kansas 66607

         NINTH: The corporation shall have perpetual existence.

         TENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         ELEVENTH: A director or officer of the corporation shall not be liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under Section 78.300 of the Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article Eleventh shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

         TWELFTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareowners herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I do hereby execute these Amended and Restated Articles of Incorporation and hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of September, 1998.

                                           _____________________________________
                                           Ullrich E. Porzig
                                           Vice President and Treasurer

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